EXHIBIT 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement") is made and entered into this 20th day of March, 2014, by and between Bovie Medical Corporation, a Delaware corporation, having an address of 5115 Ulmerton Road, Clearwater, Florida 33760 ("Debtor") and The Bank of Tampa, a Florida banking corporation, having an address of Post Office Box One, Tampa, Florida 33601 ("Secured Party").

W I T N E S S E T H:

WHEREAS, as provided in and pursuant to the terms of that certain Loan Agreement (as the same may be amended, modified, restated or supplemented at any time or from time to time, the “Loan Agreement”) dated on or about the date hereof between Secured Party and Debtor, Debtor is indebted to Secured Party in the principal amount of $3,592,000.00, as evidenced by Debtor’s Promissory Note (as the same may be amended, modified, restated, renewed or increased at any time or from time to time, the “Note”), in said sum payable to the order of Secured Party and dated as of the same date as this Agreement, which Note is secured, inter alia, by that certain Mortgage, Security Agreement, Financing Statement and Assignment of Rents (as the same may be amended, modified, restated, or supplemented at any time or from time to time, the “Mortgage”), dated as of the same date as this Agreement, which Mortgage constitutes a lien and encumbrance against the real property described therein, together with various other Loan Documents (as such term is defined in the Mortgage); and,

WHEREAS, in order to secure the Obligations (as herein defined), Secured Party is requiring that Debtor execute and deliver this Agreement granting a security interest in and to the collateral described herein upon the terms and conditions herein contained;

NOW, THEREFORE, for and in consideration of the foregoing recitals, the sum of $10.00, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Recitals. The foregoing recitals are true and correct and are hereby incorporated by reference for all purposes as if fully set forth herein.

2. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

"Collateral" shall mean all of the following personal property of Debtor, wherever located, and now owned or hereafter acquired by the Debtor:

(a) Accounts, including without limitation health-care-insurance receivables;

(b) Chattel Paper, to the extent that the same constitute proceeds of the Accounts;

(c) Documents, to the extent that the same constitute proceeds of the Accounts;

(d) Instruments, including without limitation Promissory Notes, to the extent that the same constitute proceeds of the Accounts;

(e) Letter-of Credit Rights, to the extent that the same constitute proceeds of the Accounts or to the extent that the same secure payment or performance of any Account;

(f) Payment Intangibles, to the extent that the same constitute proceeds of the Accounts;

(g) Supporting Obligations, to the extent that the same secure payment or performance of any Account;

(h) All books and records relating to the conduct of Debtor's business or relating to any of the foregoing;

(i) To the extent not separately described above as original collateral, all proceeds and products of any of the foregoing.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Debtor State" shall have the meaning ascribed to said term in subparagraph 5(e) hereof.

"Debtor's Chief Executive Office State" shall have the meaning ascribed to said term in subparagraph 5(e) hereof.

"Event of Default" shall have the meaning ascribed to said term in paragraph 8 hereof.

“Excluded Swap Obligation” shall mean, with respect to any guarantor of a Swap Obligation, and including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

"Interest Rate Protection Agreement" shall mean any agreement between Debtor and Secured Party or any affiliate of Secured Party now existing or hereafter entered into, which provides for an interest rate, currency, equity, credit or commodity swap, cap, floor or collar, spot or forward foreign exchange transaction, cross currency rate swap, currency option, any combination of, or option with respect to, any of the foregoing or any similar transactions, for the purpose of hedging Debtor's exposure to fluctuations in interest rates, exchange rates, currency, stock, portfolio or loan valuations or commodity prices (including any such or similar agreement or transaction entered into by Secured Party or any affiliate thereof in connection with any other agreement or transaction between Debtor and Secured Party or any affiliate thereof ).

"Lien Reports" shall have the meaning ascribed to said term in subparagraph 4(b)hereof.

"Obligations" shall mean (i) all of Debtor's indebtedness, liabilities, or obligations under the Loan Agreement, the Note, the Mortgage, this Agreement, and any of the other Loan Documents; (ii) any indebtedness, liability or obligation of Debtor to Secured Party under any later or future advances or loans made by Secured Party to Debtor, any and all extensions or renewals thereof in whole or in part, and any and all future additional indebtednesses, liabilities or obligations of Debtor to Secured Party whatsoever and howsoever arising and in any event, whether existing as of the date hereof or hereafter arising, whether arising under a loan, lease, credit card arrangement, line of credit, letter of credit, any Interest Rate Protection Agreement (but specifically excluding any Excluded Swap Obligation, which Excluded Swap Obligations shall not be nor deemed to be included within the definition of Obligations or otherwise secured by this Agreement in any event), or other type of financing and whether direct, indirect, absolute or contingent, as maker, endorser, guarantor, surety or otherwise, and whether evidenced by, arising out of, or relating to, a promissory note, bill of exchange, check, draft, bond, letter of credit, guaranty agreement, bankers' acceptance, foreign exchange contract, commitment fee, service charge or otherwise; (iii) the repayment of (a) any amounts that Secured Party may advance or spend for the maintenance or preservation of the Collateral and (b) any other expenditures the Secured Party may make under the provisions of this Agreement or for the benefit of the Debtor; (iv) all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; (v) all other amounts now or in the future owed by the Debtor to Secured Party; and (vi) any of the foregoing that arises after the filing of a petition by or against Debtor under the Federal Bankruptcy Code, even if the obligations cease to accrue as a result of the automatic stay under § 362 of the Federal Bankruptcy Code or otherwise.

"Permitted Liens" shall have the meaning ascribed to said term in subparagraph 5(d) hereof.

"Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Swap Obligation” shall mean any obligation under or in connection with an Interest Rate Protection Agreement that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act, as amended from time to time.

"UCC" shall mean the Uniform Commercial Code as in effect in the state designated in paragraph 19hereof, as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

Any term not defined in this Agreement, but which is defined under the UCC, shall have the meaning given to said term in the UCC.

3. Grant of Security Interest. The Debtor does hereby grant to the Secured Party a continuing security interest and lien of first priority in the Collateral for the purposes of securing the payment and performance in full of all Obligations.

4. Perfection of Security Interests.

(a) Debtor hereby authorizes Secured Party to file in each and every jurisdiction as Secured Party shall determine one or more financing statements (or a photocopy of this Agreement in substitution for a financing statement), continuation statements or amendments thereto as Secured Party shall at any time or from time to time determine, describing the Collateral as all assets of Debtor or words of similar effect, and otherwise containing such information as is required or is permissible to be contained in a financing statement filed pursuant to Article 9 of the UCC.

(b) Secured Party shall receive, at Debtor's sole cost and expense, and prior to advancing any funds on the Obligations, an official report of each Filing Office of the Debtor State (collectively, the "Lien Reports"), indicating that Secured Party's interest is prior to all other security interests or other interests reflected in the Lien Reports, other than the Permitted Liens.

(c) Debtor shall have possession of the Collateral, except to the extent otherwise expressly provided in this Agreement or where Secured Party elects, in its sole and absolute discretion, to perfect its security interest by possession in addition to or instead of filing of a financing statement. To the extent that any Collateral is in the possession of a third party, Debtor agrees that it shall join with Secured Party, and take such other steps as Secured Party shall require, in notifying, but also hereby authorizes Secured Party to directly notify without Debtor's joinder, the third party of Secured Party's security interest and obtaining an acknowledgment in such form as Secured Party shall require from the third party that it is holding the Collateral or such portion as is held by the third party for the benefit of the Secured Party and subject to the security interest granted herein and the operation of this Agreement.

(d) Debtor agrees that it shall join with Secured Party, and take such other steps as Secured Party shall require, in obtaining "control" of any Letter-of-Credit Rights or Electronic Chattel Paper, with any agreements establishing control to be in form and substance satisfactory to Secured Party.

(e) Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper in such form as is acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

5. Debtor's Representations and Warranties. The Debtor represents and warrants to Secured Party, the following:

(a) The Debtor has full right, power and authority to execute and deliver this Agreement and to grant the security interest in the Collateral as provided herein.

(b) The execution, delivery and performance of this Agreement has been duly authorized by all necessary action appropriate to Debtor's type of entity.

(c) This Agreement has been duly executed and delivered by the Debtor and constitutes the legal, valid and binding obligation of the Debtor enforceable against the Debtor in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency, moratorium, or other similar laws from time to time in effect affecting creditor's rights generally and by principles governing the availability of equitable remedies, and the grant of the security interest in the Collateral existing on the date hereof constitutes, and, as to subsequently acquired Collateral, will constitute, a valid and perfected first and prior security interest, superior to the rights of any other Person, in and to the Collateral, except as otherwise expressly provided herein.

(d) Debtor owns, and will own, or has rights in or the power to transfer, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance, except liens for taxes not yet due, the security interest granted pursuant to the terms hereof, and any liens set forth on Schedule 5(d)attached hereto (the "Permitted Liens").

(e) Debtor's (i) chief executive office is located in the state identified in Schedule 5(e) ("Debtor's Chief Executive Office State"), (ii) state of incorporation is the state identified in Schedule 5(e) ("Debtor State"), and (iii) exact legal name is as set forth in the preamble to this Agreement.

(f) None of the Collateral constitutes, or is proceeds of, "farm products" as defined in the UCC.

(g) Except as disclosed on Schedule 5(g) attached hereto, none of the account debtors in respect of any Accounts, Chattel Paper or Payment Intangibles and none of the obligors in respect of any Instruments included in the Collateral is or shall be a governmental entity subject to the Federal Assignment of Claims Act.

(h) To the best of Debtor's knowledge, none of the account debtors under the Accounts, Chattel Paper or Payment Intangibles and none of the obligors under the Instruments have any right of setoff, counterclaim, or adjustment, or defense in connection with or relating to any such Account, Chattel Paper, Payment Intangible, or Instrument, and the enforcement thereof.

(i) Each Account represents an amount owed to the Debtor as a result of a right to payment of a monetary obligation, whether or not earned by performance, for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; for services rendered or to be rendered; for a policy of insurance issued or to be issued; for a secondary obligation incurred or to be incurred; for energy provided or to be provided; for the use or hire of a vessel under a charter or other contract; arising out of the use of a credit or charge card or information contained on or for use with the card; or as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or Person licensed or authorized to operate the game by a state or governmental unit of a state.

(j) Except as otherwise disclosed by Debtor to Secured Party in writing, Debtor has no knowledge of any fact, claim, or dispute, by any account debtor, or any third party, which may impair the validity of any Account, Chattel Paper, or Payment Intangible or by any obligor, or any third party, which may impair the validity of any Instrument or Supporting Obligation or make any part of any Account, Chattel Paper, Payment Intangible, Instrument or Supporting Obligation, uncollectible in accordance with its terms and face amount, to include, but not limited to, any dispute or claim as to price, terms, quality, quantity or delay in shipment. Should Debtor become aware of any fact, claim or dispute which may impair the validity of an Account, any Chattel Paper, any Payment Intangible, any Instrument, or any Supporting Obligation, or make any part of it uncollectible, Debtor will notify Secured Party immediately of this knowledge.

6. Debtor's Covenants. Debtor covenants and agrees with Secured Party as follows:

(a) Debtor will preserve its existence as the type of Person set forth in the preamble to this Agreement and not, in one or more transactions or in a series of related transactions, merge into or consolidate with any other Person, or sell all or substantially all of its assets.

(b) Debtor will not change the state where it is located.

(c) Debtor will not change its name without providing Secured Party with thirty (30) days' prior written notice.

(d) Except for liens for taxes not yet due, the security interest granted pursuant to the terms hereof, and the Permitted Liens, Debtor shall keep the Collateral free from, and shall not otherwise pledge, mortgage, encumber or create, or suffer to exist, a security interest in the Collateral in favor of any Person other than Secured Party. Debtor shall defend title to the Collateral against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Secured Party, except for the Permitted Liens.

(e) The Collateral shall remain personal property at all times.

(f) Debtor shall keep and maintain, at Debtor's sole cost and expense, complete books and records with respect to all of the Collateral. All of Debtor's books, accounts, correspondence, papers, and records pertaining to the Collateral are and shall be prepared and maintained in an accurate and timely fashion, and are and shall remain located at Debtor's Chief Executive Office.

(g) At the request of Secured Party, at any time and from time to time, at Debtor's sole expense, Debtor shall execute and deliver or cause to be executed and delivered to Secured Party, such agreements, documents and instruments, including releases, terminations, waivers, consents and subordination agreements from mortgagees or other holders of security interests or liens, landlords, bailees, securities intermediaries, parties controlling any portion of the Collateral, or other third parties, and do or cause to be done such further acts as Secured Party, in its reasonable discretion, deems necessary to create, preserve, perfect or validate the security interest of Secured Party or the priority thereof in the Collateral and otherwise to effectuate the provisions and purposes of this Agreement.

(h) The Secured Party may examine and inspect the books and records relating to or constituting a portion of the Collateral at any reasonable time, wherever located.

(i) The Debtor will pay promptly when due all taxes and assessments upon the Collateral or upon this Agreement or other writing evidencing the Obligations, or any of them.

(j) Debtor will notify Secured Party of any insolvency with respect to any account debtor under any of the Accounts, Chattel Paper or Payment Intangibles or any obligor on any Instrument as promptly as practical after the Debtor becomes aware of such insolvency. For purposes hereof, insolvency shall be deemed to have occurred when: (i) a general meeting of unsecured creditors shall be called by, or on behalf of, the account debtor or obligor; (ii) a voluntary or involuntary proceeding shall have been instituted in the United States Bankruptcy Court under any Chapter of the Federal Bankruptcy Code against the account debtor or obligor; (iii) a receiver is appointed for the whole or any part of the property of an account debtor or obligor; (iv) an account debtor or obligor, or a third party on behalf of the account debtor or obligor, shall have made a general offer of compromise, in writing, to such Person's creditors for less than such Person's indebtedness; (v) possession shall have been taken of an account debtor's or obligors assets under an assignment, deed of trust, or chattel mortgage for the benefit of such Person's creditors; (vi) a creditors' committee shall have been formed for the sole purpose of liquidation of an account debtor or obligor or such Person's assets; (vii) a sale in bulk is made of an account debtor's or obligor's property; (viii) an account debtor's or obligor's assets shall have been sold under a writ of execution or attachment, or a writ of execution shall have been returned unsatisfied against such Person; (ix) an account debtor or obligor shall have absconded; (x) an account debtor's or obligor's assets shall have been sold under a distraint or levy by any taxing authority, or by a landlord; or (xi) any act of bankruptcy or insolvency under the laws of any other jurisdiction shall be taken by or against any account debtor or obligor.

(k) Debtor will at any time and from time to time upon the Secured Party's request deliver to the Secured Party any original Instruments, Chattel Paper, Payment Intangible, or Documents in the Debtor's possession relating to any of the Accounts, Chattel Paper, Instruments, Payment Intangibles, or other Collateral held or owned by the Debtor.

(l) Secured Party shall have the right at any time or from time to time to enforce Debtor's rights against the account debtors and obligors.

(m) Secured Party shall have the right at any time or from time to time, prior to and after the occurrence of an Event of Default, to require that Debtor enter into a "lockbox" or "blocked account" arrangement whereby Debtor shall notify any or all of the account debtors on the Accounts, Chattel Paper or Payment Intangibles of Debtor, or obligors on any instruments of which Debtor is obligee, all as Secured Party shall determine, to make payments directly to a post office box or address maintained by a collection agent designated by Secured Party, which collection agent may be Secured Party, all at Debtor's sole cost and expense, all pursuant to a "blocked account agreement" in form and substance as required by Secured Party, in its sole and absolute discretion.

(n) Debtor will not sell, lease, exchange, assign, transfer, license, convey or otherwise dispose of, or grant any other security interest or lien in, any of the Collateral.

(o) Debtor has the entire risk of loss of the Collateral.

(p) Secured Party shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

7. Collateral Protection Expenses; Preservation of Collateral.

(a) In its discretion, Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral (to the extent the validity or the amount thereof is not being contested in good faith by appropriate proceedings which stay the issuance of any attachment or levy with respect to the Collateral, provided that Debtor has made adequate reserves therefor), and pay any necessary filing fees. Debtor agrees to reimburse Secured Party on demand for any and all expenditures so made. Secured Party shall have no obligation to Debtor to make any such expenditures, nor shall the making thereof relieve Debtor of any Event of Default.

(b) Anything herein to the contrary notwithstanding, Debtor shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by Debtor thereunder. Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by Secured Party of any payment relating to any of the Collateral, nor shall Secured Party be obligated in any manner to perform any of the obligations of Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times.

8. Events Of Default. The occurrence of any events or conditions described hereinbelow shall constitute an "Event of Default" hereunder, provided that any requirement for the giving of notice or the lapse of time, or both, has been satisfied; time is of the essence herein:

(a) Debtor shall fail to make any payment of principal and/or interest due on the Note when due (after the running of any applicable grace period).

(b) Debtor shall fail to make any payments of principal and/or interest on any of the Obligations when due (after the running of any applicable grace period).

(c) Debtor shall make any representation or warranty in this Agreement, the Loan Agreement, the Mortgage or in any of the other Loan Documents or in any certificate or statement furnished at any time hereunder or in connection with any of the Loan Documents which proves to have been untrue or misleading in any material respect when made or furnished.

(d) Debtor shall default in the observance or performance of any covenant or agreement contained in this Agreement, the Loan Agreement, the Mortgage, or in any of the other Loan Documents and the same shall not be cured within any applicable curative period.

(e) Debtor shall default in connection with any agreement for borrowed money or other credit with any creditor other than Secured Party which entitles said creditor to accelerate the maturity thereof.

(f) Debtor shall file a voluntary petition in bankruptcy or a voluntary petition or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Federal Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing; Debtor shall enter into any agreement indicating such Person's consent to, approval of, or acquiescence in, any such petition or proceeding; Debtor shall apply for or permit the appointment by consent or acquiescence of a receiver, custodian or trustee of Debtor or a substantial part of Debtor's property; Debtor shall make an assignment for the benefit of creditors; or Debtor shall be unable or shall fail to pay its debts generally as such debts become due; or Debtor shall admit, in writing, its inability or failure to pay its debts generally as such debts become due.

(g) There shall have been filed against Debtor an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts, or for any other relief under the Federal Bankruptcy Code, or under any other act or law pertaining to insolvency or debtor relief, whether state, Federal or foreign, now or hereafter existing; Debtor shall suffer or permit the involuntary appointment of a receiver, custodian or trustee of Debtorfor all or a substantial part of Debtor’s property; Debtor shall suffer or permit the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Debtor; and in the case of an involuntary proceeding only, such involuntary proceeding is not dismissed within ninety (90) days from the date of the filing thereof.

(h) Debtor shall have concealed, removed, or permitted to be concealed or removed, any of Debtor's assets, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of Debtor's assets which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or shall have suffered or permitted, while insolvent, any creditor to obtain a lien upon any of Debtor's assets through legal proceedings or otherwise.

(i) The entry of a judgment against Debtor which Secured Party deems to be of a material nature, in Secured Party’s sole discretion, which is not released or satisfied within thirty (30) days of the entry thereof.

(j) Debtor shall transfer or otherwise dispose of any of the Collateral, except to the extent expressly permitted herein.

(k) Any attachment, execution or levy shall occur on or with respect to any of the Collateral.

(l) Debtor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (i) law, ordinance, rule or regulation relating to the environment or the generation, use, transport or storage of hazardous waste, (ii) asset forfeiture or similar law which can result in the forfeiture of property, or (iii) other law, noncompliance with which shall have any significant effect on all or any portion of the Collateral.

(m) Secured Party shall receive at any time following the date hereof a Lien Report indicating that Secured Party's security interest is not prior to all other security interests or other interests reflected in said Lien Report, other than the Permitted Liens.

9. Remedies. Upon the occurrence of any Event of Default, or at any time thereafter, without prejudice to the rights of Secured Party to enforce its claims against Debtor for damages for failure by Debtor to fulfill any of its obligations hereunder, subject only to prior receipt by Secured Party of payment in full of all Obligations then outstanding and in form acceptable to Secured Party, Secured Party in addition to all rights and remedies which it may have under the Loan Agreement, the Note, the Mortgage, the other Loan Documents, at law or in equity, shall have the following rights and remedies:

(a) Secured Party, at its option, may declare all of the Obligations (including but not limited to the indebtedness evidenced by the Note) to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of non-payment or any other notice required by law relative thereto, all of which are hereby expressly waived by Debtor, anything contained herein to the contrary notwithstanding. Thereafter, Secured Party, at its option, may but shall not be obligated to, accept less than the entire amount of Obligations due, if tendered, provided, however, that unless then agreed to in writing by Secured Party, no such acceptance shall or shall be deemed to constitute a waiver of any Event of Default or a reinstatement of any commitments of Secured Party hereunder.

(b) Secured Party may, without demand or notice, appropriate any deposit account, money or other assets of Debtor in the possession of, or under control by, Secured Party and set off against and apply the same to the Obligations.

(c) Secured Party shall have the rights and remedies of a secured party under the UCC in effect on the date thereof (regardless of whether the same has been enacted in the jurisdiction where the rights or remedies are asserted), including without limitation, the right to take possession of any personal property or the proceeds thereof, to sell or otherwise dispose the same, to apply the proceeds therefrom to any of the Obligations in such order as Secured Party, in its sole discretion, may elect and otherwise in accordance with the terms hereof. Secured Party shall give Debtor written notice of the time and place of any public sale of the Collateral or the time there after which any other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is given to Debtor pursuant to the terms hereof at least ten (10) days before such disposition. Expenses of retaking, holding, insuring, preserving, protecting, preparing for sale or selling or the like with respect to the Collateral shall include, in any event, reasonable attorneys' fees and other legally recoverable collection expenses, all of which shall constitute Obligations.

(d) Secured Party may take the Collateral or any portion thereof into its possession, by such means (without breach of the peace) and through agents or otherwise as it may elect (and, in connection therewith, demand that Debtor assemble the Collateral at a place or places and in such manner as Secured Party shall prescribe), and, without taking possession, sell, lease or otherwise dispose of the Collateral or any portion thereof in its then condition or following any commercially reasonable preparation or processing, provided, however, that Secured Party shall have no obligation to prepare or otherwise clean-up the Collateral for disposition, which disposition may be by public or private proceedings, by one or more contracts, as a unit or in parcels, at any time and place and on any terms, in accordance with the terms of the UCC.

(e) Secured Party shall be entitled to require Debtor to notify, any and all account debtors on the Accounts, Chattel Paper and/or Payment Intangibles of Debtor and obligors on any Instruments for which Debtor is an obligee of the security interest of Secured Party in any of the Accounts, any Chattel Paper, any Payment Intangible and/or any Instrument and that payment thereof is to be made directly to Secured Party or any agent or nominee of Secured Party, and Secured Party may itself, without notice or demand upon Debtor, so notify account debtors and obligors as herein contemplated. After the making of any request upon Debtor to so notify account debtors and obligors as herein provided, Debtor shall hold any proceeds of collection of any Accounts, Chattel Paper, Payment Intangibles and Instruments received by Debtor as trustee for Secured Party without commingling the same with other funds of Debtor and shall turn the same over to Secured Party in the identical form received, together with any necessary endorsements or assignments. Secured Party shall apply proceeds of collection of any Accounts, Chattel Paper, Payment Intangibles and Instruments received by Secured Party to the Obligations, such payments to be entered after final payment in cash or solvent credits of the items giving rise to them.

(f) Unless and except to the extent expressly provided for to the contrary herein, the rights of Secured Party specified herein shall be in addition to, and not in limitation of, Secured Party's rights at law or in equity, under the UCC, or under any other provision of any of the Mortgage or the other Loan Documents or under the provisions of any other document, instrument or other writing executed by Debtor or any third party in favor of Secured Party, all of which may be exercised successively or concurrently.

10. Further Assurances. Debtor, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Secured Party may require more completely to vest in and assure to Secured Party its rights hereunder or in any of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and continuation statements under the UCC, (ii) using its best efforts to obtain governmental and other third party consents and approvals, (iii) using its best efforts to obtain waivers from mortgagees and landlords, (iv) obtaining acknowledgments of Secured Party's security interest with respect to any Collateral which is in the possession or control of third parties, or (v) obtaining control with respect to any portion of the Collateral which is Letter-of-Credit Rights or Electronic Chattel Paper.

11. No Waiver, etc. Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of leases entered into, loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or Person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. Secured Party shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against other Persons, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in subparagraph 7(b)hereof. Secured Party shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by Secured Party. No delay or omission on the part of Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Secured Party deems expedient.

12. No Marshaling. Secured Party shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of Secured Party hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Secured Party hereby irrevocably waives the benefits of all such laws.

13. No Obligation to Pursue Others. Secured Party shall have no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable thereon and Secured Party may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party's rights against Debtor. Debtor hereby waives any right it may have to require Secured Party to pursue any third person, including without limitation any Guarantor, for any of the Obligations.

14. Compliance with Other Laws. Secured Party shall be entitled to comply with any applicable state or federal law or requirements in connection with any disposition of the Collateral and compliance therewith will not be considered adversely to affect the commercial reasonableness of any sale of all or any portion of the Collateral.

15. Warranties. Secured Party may sell or otherwise dispose of all or any portion of the Collateral without warranty and Secured Party may specifically disclaim any and all warranties of title or like warranties. Any such sale made without warranty, including without limitation any warranty or title or like warranty, shall not be considered adversely to affect the commercial reasonableness of any sale of all or any portion of the Collateral.

16. Sales on Credit. In the event that Secured Party sells or otherwise disposes of all or any portion of the Collateral upon credit, Debtor will be credited only to the extent of payments actually made by the purchaser or other acquirer of such Collateral, received by Secured Party and applied to the Obligations. In the event that such purchaser or other acquirer fails to pay for the Collateral sold upon credit in full, the Secured Party may resell or otherwise dispose of the Collateral and Debtor shall be credited with the proceeds of such sale to the extent hereinabove provided.

17. Purchases by Secured Party. In the event that Secured Party purchases any portion of the Collateral at any sale or other disposition made pursuant to the terms hereof, Secured Party shall be entitled to credit some or all of the Obligations to said purchase, as it shall deem appropriate.

18. Proceeds of Dispositions; Expenses. Debtor shall pay to Secured Party on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Secured Party in protecting, preserving or enforcing Secured Party's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Secured Party shall determine, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full in cash of all of the Obligations and after making any payments required by the UCC, any excess shall be returned to Debtor, and Debtor shall remain liable for any deficiency in the payment of the Obligations.

19. Governing Law; Consent to Jurisdiction. This Agreement shall be governed, interpreted and construed by, through and under the laws of the State of Florida, except, however, its laws or principles regarding conflicts of laws or choice of laws, and except to the extent that the UCC provides for the application of the law of the Debtor States. Each party hereto irrevocably submits to the jurisdiction of any state or federal court sitting in Pinellas County, Florida, for any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and each party irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such state or federal court.

20. Notices. Any notice or demand under or pursuant to this Agreement shall be made to the parties at the addresses set forth below and shall be deemed delivered when a record has been (a) deposited in any United States postal receptacle, postage prepaid, properly addressed to the intended recipient, (b) shipped by private express carrier of national reputation, shipment charges prepaid, and properly addressed to the intended recipient, (c) received by telecopy, (d) received via electronic transmission via the Internet, or (e) personally delivered. Notwithstanding the foregoing, all requests under Florida Statutes §679.210 (i) shall be made in a writing signed by An officer of Debtor, (ii) shall be personally delivered, sent by registered or certified U.S. mail, return receipt requested, or by private express carrier of national reputation, (iii) shall be deemed to be sent when received by the Secured Partyand (iv) shall otherwise comply with the requirements of Florida Statutes § 679.210. Notices shall be sent to the following addresses:

If to Secured Party:	The Bank of Tampa Post Office Box One Tampa, Florida 33601 Attention: David E. Brown, Senior Vice President Phone: (813) 998-2702 Telecopy: (813) 998-2668 Internet e-mail: dbrown@bankoftampa.com

With a copy to:	Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard
Suite 2800
Tampa, Florida 33602

Attention: W. Kent Ihrig, Esq.

Phone: (813) 229-7600
Telecopy: (813) 229-1660
Internet e-mail: kihrig@slk-law.com

If to Debtor:	Bovie Medical Corporation
5115 Ulmerton Road
Clearwater, Florida 33760

Attention: Robert L. Gershon, Chief Executive Officer

Phone: (___) ___-____
Telecopy: (___) ___-____
Internet e-mail: __________________

21. Rights and Remedies Cumulative. The rights, powers and remedies of the Secured Party herein provided are cumulative and not exclusive of any rights, powers or remedies which the Secured Party would otherwise have.

22. Indemnity. The Debtor shall indemnify the Secured Party and save harmless the Secured Party from and against any liability, cost (including reasonable attorneys' fees) or damage which it may incur as a result of Debtor's acts or omissions in connection with this Agreement and the security interest granted hereby, including, without limitation, any such liability, cost or damage it may incur in connection with the exercise, performance or preservation of any of its rights, powers and remedies set forth herein or otherwise available under law (except for any liability, cost or damage arising from the Secured Party's gross negligence or willful misconduct) as a result of Debtor's acts or omissions.

23. Binding Effect. This Agreement shall be binding upon the Debtor and its successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns, provided, however, the Debtor may not, without the prior written consent of the Secured Party, assign any of its rights or obligations hereunder to any Person. All agreements, representations and warranties made herein by the Debtor shall survive the execution and delivery of this Agreement.

24. Continuing Nature. This Agreement is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon.

25. Paragraph Headings. The paragraph headings used herein are for convenience of reference only and are not to be used in the construction or interpretation hereof.

26. Singular/Plural; Gender. Whenever herein the singular number is used, the same shall include the plural where appropriate, and vice versa and words of any gender shall include each other gender where appropriate.

27. Integration. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and all prior negotiations, understandings and agreements are superseded by this Agreement.

28. Severability. If and to the extent that any provision of this Agreement is held to unenforceable or invalid, the remaining terms and provisions of this Agreement shall be enforced without reference to said unenforceable or invalid provision, it being the intent of the parties that the provisions hereof are and shall be severable.

29. Modifications. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

30. Time of Essence. Time is of the essence of this Agreement and of each provision hereof.

31. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any party may execute this Agreement by executing any of such counterparts.

32. Exhibits; Schedules. All exhibits or schedules attached to this Agreement are an integral part hereof and are hereby incorporated herein by this reference.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have executed and delivered this Agreement as of the day and year first above written.

"Debtor"
Witnesses:
BOVIE MEDICAL CORPORATION,
a Delaware corporation
______________________________
______________________________
(Printed Name of Witness)	By:	______________________________________
Robert L. Gershon, Chief Executive Officer

______________________________
______________________________
(Printed Name of Witness)

[Remainder of Page Intentionally Blank]

"Secured Party"
Witnesses:
THE BANK OF TAMPA,
a Florida banking corporation
______________________________
______________________________
(Printed Name of Witness)	By:	______________________________________
David E. Brown, Senior Vice President

______________________________
______________________________
(Printed Name of Witness)

Schedule 5(d) --Permitted Liens

Schedule 5(e)—Debtor Chief Executive Office and Debtor State

Debtor's Chief Executive Office:

5115 Ulmerton Road Clearwater, Florida 33760

Debtor State:	Delaware

Schedule 5(g)—Account Debtors or Obligors
Subject to Federal Assignment of Claims Act